UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 9, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) As described in Item 5.07 below, on June 9, 2017, Ashford Hospitality Prime, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved Amendment Number One (the “Plan Amendment”) to the Second Amended and Restated Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan (the “Plan”). The Plan Amendment increased the number of shares of common stock reserved for issuance under the Plan by 1,200,000 shares.

Additional details of the Plan Amendment are included in the Company’s 2017 Proxy Statement under the heading “Proposal Number Three - Approval of the Amendment of the 2013 Equity Incentive Plan.” The description of the Plan Amendment contained in this Item 5.02 is qualified in its entirety by the full text of the Plan Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) On June 9, 2017, the Company held its Annual Meeting. As of May 4, 2017, the record date for the Annual Meeting, there were 31,765,912 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 24,928,195 shares of common stock, or approximately 78% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the Company’s stockholders voted on the following items:

1. Proposal 1 - To elect eight nominees to the board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's board of directors (constituting the entire board of directors), with the voting results for each nominee as shown:

		Percentage of		Broker
Name	For	Votes Cast For	Withheld	Non-votes
Monty J. Bennett	17,335,219	91.9%	1,517,532	6,075,444
Stefani D. Carter	14,971,819	79.4%	3,880,932	6,075,444
Lawrence A. Cunningham	17,806,368	94.4%	1,046,383	6,075,444
Sarah Zubiate Darrouzet	18,122,135	96.1%	730,616	6,075,444
Kenneth H. Fearn, Jr.	18,137,964	96.2%	714,787	6,075,444
Curtis B. McWilliams	17,693,544	93.9%	1,159,207	6,075,444
Matthew D. Rinaldi	17,685,440	93.8%	1,167,311	6,075,444
Daniel B. Silvers	17,746,155	94.1%	1,106,596	6,075,444

2. Proposal 2 - To approve an amendment to the Company’s charter to require a majority voting standard in uncontested director elections. This proposal was not approved, with the votes indicated below:

	Percentage of Votes			Broker
For	Cast For (1)	Against	Abstain	Non-votes
18,024,213	95.6%	778,412	50,126	6,075,444

(1) Shown as a percentage of all votes cast “for” this proposal at the meeting. The affirmative vote of 66⅔% of all shares outstanding and entitled to vote is required for approval of this proposal. 56.7% of the shares outstanding and entitled to vote cast their vote “for” this proposal.

3. Proposal 3 - To approve the Plan Amendment. This proposal was approved by the votes indicated below:

	Percentage of Votes			Broker
For	Cast For	Against	Abstain	Non-votes
14,001,326	74.6%	4,751,422	100,003	6,075,444

4. Proposal 4 - To approve the Fourth Amended and Restated Advisory Agreement, entered into on January 24, 2017, among Ashford Hospitality Prime, Inc., Ashford Inc., Ashford Hospitality Prime Limited Partnership, Ashford Prime TRS Corporation and Ashford Hospitality Advisors LLC. This proposal was approved by the votes indicated below:

	Percentage of Votes			Broker
For	Cast For	Against	Abstain	Non-votes
18,005,978	96.3%	698,497	148,276	6,075,444

5. Proposal 5- To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2017. This proposal was approved by the votes indicated below:

	Percentage of Votes			Broker
For	Cast For	Against	Abstain	Non-votes
24,844,127	99.7%	64,740	19,328	—

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

10.1	Amendment Number One to the Second Amended and Restated Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 15, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel